UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Figure Technology Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	99-2556408 (I.R.S. Employer Identification No.)

100 West Liberty Street, Suite 600 Reno, Nevada (Address of principal executive offices)	89501 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333‑291591.
Securities to be registered pursuant to Section 12(g) of the Act: Series A Blockchain Common Stock, par value $0.0001 per share.

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Series A Blockchain Common Stock, par value $0.0001 per share, of Figure Technology Solutions, Inc. (the “Company”) as included under the captions “Description of Capital Stock” and “Description of Blockchain Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 17, 2025 (File No. 333‑291591) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein.
In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.

Exhibit No.	Description
3.1
Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 25, 2025 (File No. 333-289695)).

3.2	Certificate of Designation for the Series A Blockchain Common Stock.
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 25, 2025 (File No. 333-289695)).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 18, 2026.

FIGURE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Michael Tannenbaum
Name:	Michael Tannenbaum
Title:	Chief Executive Officer and Director